   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 2002


                                               REGISTRATION NO. 333-100523

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                               AMENDMENT NO. 1 TO
                                    FORM F-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              CREDIT SUISSE GROUP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         CANTON OF ZURICH, SWITZERLAND
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                                   98-0215385
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)
                           PARADEPLATZ 8, P.O. BOX 1
                          CH 8070 ZURICH, SWITZERLAND
                                 +41 1 212 1616
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


    CREDIT SUISSE GROUP FINANCE               CREDIT SUISSE GROUP CAPITAL                CREDIT SUISSE GROUP CAPITAL
         (DELAWARE) LLC I                          (DELAWARE) TRUST I                         (DELAWARE) LLC I
   (EXACT NAME OF REGISTRANT AS        (EXACT NAME OF REGISTRANT AS SPECIFIED IN        (EXACT NAME OF REGISTRANT AS
           SPECIFIED IN                               ITS CHARTER)                              SPECIFIED IN
           ITS CHARTER)                                 DELAWARE                                ITS CHARTER)
             DELAWARE                (STATE OR OTHER JURISDICTION OF INCORPORATION                DELAWARE
  (STATE OR OTHER JURISDICTION OF                   OR ORGANIZATION)                   (STATE OR OTHER JURISDICTION OF
           INCORPORATION                              APPLIED FOR                               INCORPORATION
         OR ORGANIZATION)                 (I.R.S. EMPLOYER IDENTIFICATION NO.)                OR ORGANIZATION)
                N/A                          C/O CHASE MANHATTAN BANK USA,                       APPLIED FOR
  (I.R.S. EMPLOYER IDENTIFICATION                 NATIONAL ASSOCIATION                 (I.R.S. EMPLOYER IDENTIFICATION
               NO.)                     500 STANTON CHRISTIANA ROAD, BUILDING 4                     NO.)
          HELVETIA COURT                             (THIRD FLOOR)                             HELVETIA COURT
          SOUTH ESPLANADE                        NEWARK, DELAWARE 19713                        SOUTH ESPLANADE
          ST. PETER PORT                             (302) 552-6279                            ST. PETER PORT
 GUERNSEY, CHANNEL ISLANDS GY1 3WF          (ADDRESS AND TELEPHONE NUMBER OF          GUERNSEY, CHANNEL ISLANDS GY1 3WF
         +44 1481 724 605              REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)              +44 1481 724 605
 (ADDRESS AND TELEPHONE NUMBER OF                                                     (ADDRESS AND TELEPHONE NUMBER OF
 REGISTRANT'S PRINCIPAL EXECUTIVE                                                     REGISTRANT'S PRINCIPAL EXECUTIVE
             OFFICES)                                                                             OFFICES)
                                                     GARY G. LYNCH
                                                    GENERAL COUNSEL
                                        CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                 Eleven Madison Avenue
                                                New York, New York 10010
                                                    (212) 325-2000
                               (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                             ------------------------------
                                                       COPIES TO:
                                                     DAVID P. FRICK
                                                    GENERAL COUNSEL
                                                  CREDIT SUISSE GROUP
                                               Paradeplatz 8, P.O. Box 1
                                              CH-8070 Zurich, Switzerland
                                                     +41 1 212 1616



        CRAIG B. BROD                 KRIS F. HEINZELMAN               DONEENE K. DAMON                    RENE BOSCH
      DAVID I. GOTTLIEB            CRAVATH, SWAINE & MOORE      RICHARDS, LAYTON & FINGER, P.A.            HOMBURGER
  CLEARY, GOTTLIEB, STEEN &            Worldwide Plaza                 One Rodney Square             Weinbergstrasse 56-58
           HAMILTON                   825 Eighth Avenue                  P.O. Box 551             CH 8006 Zurich, Switzerland
      One Liberty Plaza            New York, New York 10019       Wilmington, Delaware 19899            +41 1 265 35 35
   New York, New York 10006             (212) 474-1000                  (302) 651-7700
        (212) 225-2000


                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                         ------------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
              TITLE OF EACH CLASS OF                 AMOUNT TO BE       OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
           SECURITIES TO BE REGISTERED              REGISTERED(1)(2)      UNIT(3)                PRICE(3)            FEE
Debt Securities of Credit Suisse Group............        --                --                      --                --
Warrants of Credit Suisse Group...................        --                --                      --                --
Guaranteed Debt Securities of Credit Suisse Group
Finance (Delaware) LLC I..........................        --                --                      --                --
Guarantees of Credit Suisse Group in connection
with the Guaranteed Debt Securities(4)............        --                --                      --                --
Shares, with a par value of CHF 1, of Credit
Suisse Group(5)...................................        --                --                      --                --
Trust Preferred Securities of Credit Suisse Group
Capital (Delaware) Trust I........................        --                --                      --                --
Company Preferred Securities of Credit Suisse
Group Capital (Delaware) LLC I(4).................        --                --                      --                --
Subordinated Guarantee of Credit Suisse Group in
connection with the Trust Preferred Securities and
Company Preferred Securities(4)...................        --                --                      --                --
Total(6)(7).......................................   $2,000,000,000            100%            $2,000,000,000       $184,000

(1) This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through affiliates of the Registrants, including Credit Suisse First Boston Corporation.

(2) The amount to be registered is not specified as to each class of securities to be registered pursuant to General Instruction II.C of Form F-3.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o), exclusive of accrued interest and dividends, if any.

(4) No separate consideration will be received for the Guarantees in connection with the Guaranteed Debt Securities, the Company Preferred Securities or the Subordinated Guarantee in connection with the Trust Preferred Securities and the Company Preferred Securities.

(5) The Shares are being registered in connection with issuances from time to time of Shares upon exercise of Warrants or conversion or exchange of convertible or exchangeable Debt Securities, Guaranteed Debt Securities, Company Preferred Securities or Trust Preferred Securities registered hereunder. A separate registration statement on Form F-6 (Registration
    No. 333-13926) has been used for the registration of American depositary shares evidenced by the American depositary receipts issuable upon deposit of the Shares registered hereby.

(6) Such amount in U.S. dollars or the equivalent in foreign denominated currency or currency units or, if any Debt Securities or Guaranteed Debt Securities are issued at original issue discount, such greater amount as shall result in an aggregate initial offering price of $2,000,000,000.

(7) Such indeterminate number or amount of Debt Securities, Warrants, Guaranteed Debt Securities, Shares, Trust Preferred Securities and Company Preferred Securities as may from time to time be issued at indeterminate prices. This Registration Statement also includes such indeterminate number or amount of Debt Securities, Guaranteed Debt Securities, Shares and Company Preferred Securities as may be issued from time to time upon exercise, conversion, exchange or withdrawal of the securities being registered hereunder.
                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION DATED NOVEMBER 18, 2002


                              U.S. $2,000,000,000
                              Credit Suisse Group
                                Debt Securities
                                    Warrants
                                   Guarantees

                  Credit Suisse Group Finance (Delaware) LLC I
                           Guaranteed Debt Securities
                 Credit Suisse Group Capital (Delaware) Trust I
                           Trust Preferred Securities
                  Credit Suisse Group Capital (Delaware) LLC I
                          Company Preferred Securities

                                 -------------

    From time to time Credit Suisse Group may sell any of the following securities:


    - debt securities, which may consist of senior and subordinated notes or other types of debt, including debt convertible into or exchangeable for our shares or American depositary shares and guarantees of debt securities; and


    - warrants to purchase equity securities or debt securities of Credit Suisse Group, or third party securities.


    Credit Suisse Group Finance (Delaware) LLC I may sell debt securities, including senior and subordinated debt securities and debt securities convertible into or exchangeable for our shares or American depositary shares, that are fully and unconditionally guaranteed by Credit Suisse Group.


    Credit Suisse Group Capital (Delaware) Trust I may sell trust preferred securities representing a corresponding amount of company preferred securities of Credit Suisse Group Capital (Delaware) LLC I fully and unconditionally guaranteed on a subordinated basis by Credit Suisse Group.

    The total offering price of the securities will not exceed an aggregate of U.S.$2,000,000,000.

    We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

    We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

    Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

    These securities may be offered directly or to or through underwriters, agents or dealers, including Credit Suisse First Boston Corporation. The names of any other underwriters, agents or dealers will be included in a supplement to this prospectus.

    Investing in our securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading "Risk Factors".

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                           Credit Suisse First Boston


                The date of this prospectus is November  , 2002.

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
ABOUT THIS PROSPECTUS...............    2
LIMITATIONS ON ENFORCEMENT OF U.S.
  LAWS..............................    3
WHERE YOU CAN FIND MORE
  INFORMATION.......................    3
FORWARD-LOOKING STATEMENTS..........    4
USE OF PROCEEDS.....................    6
RATIO OF EARNINGS TO FIXED
  CHARGES...........................    6
CREDIT SUISSE GROUP.................    7
CREDIT SUISSE GROUP FINANCE
  (DELAWARE) LLC I..................    8
CREDIT SUISSE GROUP CAPITAL
  (DELAWARE) TRUST I................    9
CREDIT SUISSE GROUP CAPITAL
  (DELAWARE) LLC I..................   10
DESCRIPTION OF DEBT SECURITIES......   11

                                      PAGE
                                      ----

DESCRIPTION OF WARRANTS.............   19
DESCRIPTION OF SHARES...............   22
DESCRIPTION OF TRUST PREFERRED
  SECURITIES........................   24
DESCRIPTION OF COMPANY PREFERRED
  SECURITIES........................   26
DESCRIPTION OF SUBORDINATED
  GUARANTEE IN CONNECTION WITH TRUST
  PREFERRED SECURITIES AND COMPANY
  PREFERRED SECURITIES..............   28
DESCRIPTION OF SUBORDINATED NOTES IN
  CONNECTION WITH TRUST PREFERRED
  SECURITIES AND COMPANY PREFERRED
  SECURITIES........................   31
ERISA...............................   33
PLAN OF DISTRIBUTION................   35
LEGAL MATTERS.......................   36
EXPERTS.............................   36

                                 --------------

    YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THESE DOCUMENTS.

                                 --------------

                             ABOUT THIS PROSPECTUS

    In this prospectus, the term "trust" refers to Credit Suisse Group Capital (Delaware) Trust I, a Delaware statutory trust organized, in the event of an offering of trust preferred securities, to purchase the company preferred securities of Credit Suisse Group Capital (Delaware) LLC I and issue the trust preferred securities. The term "company" refers to Credit Suisse Group Capital (Delaware) LLC I, a Delaware limited liability company formed to purchase, in the event of an offering of trust preferred securities, subordinated notes of Credit Suisse Group or one of its branches or subsidiaries and to issue the company preferred securities and company common securities. The term "finance subsidiary" refers to Credit Suisse Group Finance (Delaware) LLC I, a Delaware limited liability company that may issue debt securities fully and unconditionally guaranteed by Credit Suisse Group. The terms "we," "our," "us" and the "Group" refer to Credit Suisse Group and, unless the context requires otherwise, will include the trust, the company, the finance subsidiary and our other subsidiaries. In the sections of this prospectus entitled "Description of Warrants," "Description of Shares," "Description of Subordinated Guarantee in Connection with Trust Preferred Securities and Company Preferred Securities" and "Description of Subordinated Notes in Connection with Trust Preferred Securities and Company Preferred Securities," the terms "we," "our," "us" and the "Group" refer to Credit Suisse Group, as issuer of the securities described therein.

    Credit Suisse Group's financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with the accounting rules of the Swiss Federal Law on Banks and Savings Banks and the respective Implementing Ordinance, the Swiss Federal Banking Commission guidelines and Swiss GAAP FER Financial Reporting Standards for the insurance businesses of the Group, which collectively are the generally accepted accounting principles for banks and insurance companies, respectively, in Switzerland and which we refer to as Swiss GAAP. Credit Suisse Group's financial statements are denominated in Swiss francs, the legal tender of Switzerland. When we refer to "CHF," we mean Swiss francs. When we refer to "USD" or $, we mean U.S. dollars.

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                    LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

    Credit Suisse Group is a global financial services company domiciled in Switzerland. Many of its directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiary, the trust and the company), and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of its assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on Credit Suisse Group or its directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiary, the trust and the company) or have any of them appear in a U.S. court. We have been advised by Homburger, Swiss counsel to Credit Suisse Group, that there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

                      WHERE YOU CAN FIND MORE INFORMATION

    Credit Suisse Group files annual reports and other information with the SEC. You may read and copy any document Credit Suisse Group files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Credit Suisse Group began filing documents with the SEC electronically on October 11, 2002; its prior filings were made in paper format. Reports and other information concerning the business of Credit Suisse Group may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

    The SEC allows Credit Suisse Group to "incorporate by reference" the information it files with the SEC, which means that Credit Suisse Group can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Credit Suisse Group files later with the SEC and which is incorporated by reference will automatically update and supersede this information. Credit Suisse Group incorporates by reference the documents listed below and any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which will be incorporated by reference until it sells all of the securities described in this prospectus. Credit Suisse Group's reports on Form 6-K furnished to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the reports expressly state that Credit Suisse Group incorporates them (or such portions) by reference in this prospectus. Credit Suisse Group hereby incorporates by reference the following:

    - its annual report on Form 20-F for the year ended December 31, 2001;

    - its report on Form 6-K dated May 15, 2002, which contains unaudited consolidated interim financial information for Credit Suisse Group for the periods ended March 31, 2002 and 2001;

    - its report on Form 6-K dated August 14, 2002, which contains unaudited consolidated interim financial information for Credit Suisse Group for the periods ended June 30, 2002 and 2001;

    - its report on Form 6-K dated October 11, 2002, which contains supplemental unaudited financial information for the periods ended June 30, 2002 and 2001 and audited financial statements of Credit Suisse Group for the years ended December 31, 2001, 2000 and 1999 (these audited financial statements were filed to provide a segment footnote reflecting a realignment of Credit Suisse Group's business effective January 1, 2002);


    - the quarterly report 2002 Q3 contained in Credit Suisse Group's report on Form 6-K dated November 14, 2002, filed with the SEC on November 15, 2002;



    - the additional reports on Form 6-K dated June 5, 2002, June 19, 2002, June 20, 2002, July 3, 2002, August 29, 2002, September 19, 2002,
      October 2, 2002, October 4, 2002 and November 6, 2002; and


    - the description of shares of Credit Suisse Group contained in Credit Suisse Group's registration statement on Form 20-F filed with the SEC on September 21, 2001, and any amendments or reports filed for the purpose of updating this description.

You may request a copy of these filings, at no cost, by writing or telephoning Credit Suisse Group at its principal executive offices at the following address:

                              Credit Suisse Group
                           Paradeplatz 8, P.O. Box 1
                          CH-8070 Zurich, Switzerland
                         Attention: Investor Relations
                                 +41 1 212 1616
           Internet: http://www.credit-suisse.com/en/csgn/index.html

We are not incorporating the contents of the website into this prospectus.

    Credit Suisse Group has filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

                           FORWARD-LOOKING STATEMENTS

    This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and
Section 21E of the Exchange Act. You should not place undue reliance on these statements. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. Such forward-looking statements may include, without limitation, statements relating to the following:

    - our plans, objectives or goals;

    - our future economic performance or prospects;

    - the potential effect on our future performance of certain contingencies;
      and

    - assumptions underlying any such statements.

    Words such as "believes," "anticipates," "expects," "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

    By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

    - market and interest rate fluctuations;

    - the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations in particular;

    - the ability of counterparties to meet their obligations to us;

    - the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations;

    - political and social developments, including war, civil unrest or terrorist activity;

    - the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

    - the ability to maintain sufficient liquidity and access capital markets;

    - operational factors such as systems failure, human error or the failure properly to implement procedures;

    - actions taken by regulators with respect to our business and practices in one or more of the countries in which we conduct our operations;

    - the effects of changes in laws, regulations or accounting policies or practices;

    - competition in geographic and business areas in which we conduct our operations;

    - the ability to retain and recruit qualified personnel;

    - the ability to maintain our reputation and promote our brands;

    - the ability to increase market share and control expenses;

    - technological changes;

    - the timely development and acceptance of our new products and services and the perceived overall value of these products and services by users;

    - acquisitions, including the ability to integrate successfully acquired businesses; and

    - our success at managing the risks involved in the foregoing.

    We caution you that the foregoing list of important factors is not exhaustive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risk factors and other information set forth in our annual report on Form 20-F for the year ended December 31, 2001 and subsequent annual reports on Form 20-F filed with the SEC; our reports on Form 6-K filed with the SEC; and the risk factors relating to us, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

                                USE OF PROCEEDS

    Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of these securities by us or the finance subsidiary for general corporate purposes, including refinancing existing indebtedness. We may also invest the net proceeds temporarily in short-term securities.

    In the event of any offering of trust preferred securities, the trust will use the net proceeds from the sale of any trust preferred securities to purchase the company preferred securities. The company will use the proceeds from the sale of the company preferred securities to the trust and the company common securities to Credit Suisse Group or one of its branches or subsidiaries to acquire subordinated notes issued by Credit Suisse Group or one of its branches or subsidiaries and to pay certain expenses related to any such offering. Except as we may otherwise describe in a prospectus supplement, Credit Suisse Group intends to use the proceeds from the sale of these subordinated notes by it or one of its branches or subsidiaries for general corporate purposes outside Switzerland.

    The proceeds of any issuance of trust preferred securities will be included in Tier 1 capital of Credit Suisse Group, calculated on a consolidated basis, in accordance with Swiss banking law and regulations.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth, on the basis of Swiss GAAP and U.S. generally accepted accounting principles, or U.S. GAAP, Credit Suisse Group's ratio of earnings to fixed charges for the periods indicated.

    Under Swiss GAAP, earnings for purposes of the ratios consist of profit before taxes and minority interests less income from investments in associates plus fixed charges. Under U.S. GAAP, earnings for purposes of the ratios consist of profit before taxes, extraordinary items, cumulative effect of changes in accounting principles and minority interests less income from investments in associates plus fixed charges. Fixed charges for these purposes consist of
(i) interest expense, (ii) a portion of rentals, reflecting a two-thirds portion of premises and real estate expenses, deemed representative of the interest factor and (iii) preferred dividend requirements in connection with preferred securities of subsidiaries.

                                                                                 YEARS ENDED DECEMBER 31,
                                                SIX MONTHS ENDED   ----------------------------------------------------
                                                 JUNE 30, 2002       2001       2000     1999(1)    1998(1)    1997(1)
                                                ----------------   --------   --------   --------   --------   --------
Swiss GAAP....................................        1.02           1.06       1.21       1.27       1.18       1.08
U.S. GAAP.....................................        0.99(2)        0.98(2)    1.18       1.20         --(3)      --(3)

------------------------

(1) In 2000, we adopted certain changes in the accounting principles applicable to our insurance businesses. The ratios for 1999, but not 1998 or 1997, have been adjusted retroactively to reflect those changes.

(2) The deficiency in the coverage of fixed charges by earnings before fixed charges was CHF 127 million at June 30, 2002 and CHF 878 million at
    December 31, 2001.

(3) No U.S. GAAP information is provided for 1998 and 1997 as U.S. GAAP reconciliation is not required for either period.

                              CREDIT SUISSE GROUP

    Credit Suisse Group is a global financial services company domiciled in Switzerland. In the area of financial services, it offers investment products, wealth management and financial advisory services, including insurance and pension solutions, for private and corporate clients. In the area of global investment banking, Credit Suisse Group provides financial advisory and capital raising services and sales and trading for users and suppliers of capital as well as asset management products and services.

    Credit Suisse Group is a publicly held corporation, and its registered shares are listed on the SWX Swiss Exchange (and traded since June 25, 2001 through virt-x, a joint venture between Tradepoint plc and the SWX Swiss Exchange) as well as on the Frankfurt Stock Exchange and (in the form of American depositary shares) on the New York Stock Exchange and traded on SEAQ in London and Paris (OTC). Credit Suisse Group's registered head office is located at Paradeplatz 8, P.O. Box 1, CH-8070 Zurich, Switzerland, and its telephone number is 41-1-212-1616.


    Credit Suisse Group, Guernsey branch, was established in 1994 and is a vehicle for various funding activities of Credit Suisse Group. The branch exists as part of Credit Suisse Group and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands, GY1 3WF, and its telephone number is 44-1481-724-605.


    Credit Suisse Group may act through its Guernsey branch in connection with the debt securities and the subordinated notes issued in connection with the trust preferred securities and company preferred securities as described in this prospectus and the applicable prospectus supplement.

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                  CREDIT SUISSE GROUP FINANCE (DELAWARE) LLC I

    Credit Suisse Group Finance (Delaware) LLC I is a Delaware limited liability company. The finance subsidiary exists for the purpose of issuing debt securities, the proceeds of which will be advanced to, or otherwise invested in, subsidiaries or affiliates of Credit Suisse Group. In the event that the finance subsidiary issues any debt securities, Credit Suisse Group will guarantee such debt securities on a full and unconditional basis.


    The principal executive offices of the finance subsidiary are located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands GY1 3WF. Its telephone number is 44-1481-724-605.

                 CREDIT SUISSE GROUP CAPITAL (DELAWARE) TRUST I

    Credit Suisse Group Capital (Delaware) Trust I is a Delaware statutory trust. The trust exists, in the event of an offering of trust preferred securities, to issue trust preferred securities representing a corresponding amount of company preferred securities, together with related rights under a subordinated guarantee of Credit Suisse Group. The trust will pass the dividends it receives on company preferred securities through to holders as distributions on trust preferred securities. The trust cannot engage in other activities. Company preferred securities and related rights under the subordinated guarantee will be the only assets of the trust. Credit Suisse Group will pay all expenses and liabilities of the trust.

    The trust will be treated as a grantor trust for U.S. federal income tax purposes. As a result, holders will be treated as beneficial owners of interests in company preferred securities and related rights under a subordinated guarantee for U.S. federal income tax purposes.

    The principal executive offices of the trust are located at c/o Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, Building 4 (Third Floor), Newark, Delaware 19713. Its telephone number is (302) 552-6279.

                  CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC I

    Credit Suisse Group Capital (Delaware) LLC I is a Delaware limited liability company. The company exists, in the event of an offering of trust preferred securities, to acquire and to hold subordinated notes issued by Credit Suisse Group or one of its branches or subsidiaries or other eligible investments, and to issue company common securities and company preferred securities. Credit Suisse Group or one of its branches or subsidiaries will purchase all the company common securities, which represent 100% of the voting rights in the company. The company will apply the cash generated by the subordinated notes and other eligible investments, if any, to pay dividends to the trust, as the initial holder of the company preferred securities, and Credit Suisse Group, as the holder of the company common securities. The company will be treated as a partnership for U.S. federal income tax purposes.

    The principal executive offices of the company are located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands GY1 3WF. Its telephone number is 44-1481-724-605.

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                         DESCRIPTION OF DEBT SECURITIES

    This section describes the general terms that will apply to any debt securities that may be offered by Credit Suisse Group, directly or through one of its branches, or the finance subsidiary pursuant to this prospectus. The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in the related prospectus supplement at the time of the offer.

GENERAL

    As used in this prospectus, "debt securities" means the senior and subordinated debentures, notes, bonds, guarantees and other evidences of indebtedness that Credit Suisse Group issues, directly or through one of its branches, or the finance subsidiary issues and Credit Suisse Group fully and unconditionally guarantees (as described below under "--Credit Suisse Group Guarantees") and, in each case, the trustee authenticates and delivers under the applicable indenture.

    Credit Suisse Group may issue either senior debt securities or subordinated debt securities, directly or through one of its branches. Senior debt securities and subordinated debt securities, other than any subordinated notes or subordinated guarantee issued in connection with trust preferred securities, will be issued in one or more series under either the senior indenture or the subordinated indenture between Credit Suisse Group and JPMorgan Chase Bank, as trustee. The senior indenture and the subordinated indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

    The finance subsidiary may issue either senior guaranteed debt securities or subordinated guaranteed debt securities. Senior guaranteed debt securities and subordinated guaranteed debt securities will be issued in one or more series under either the senior indenture or the subordinated indenture among the finance subsidiary, JPMorgan Chase Bank, as trustee, and Credit Suisse Group, as guarantor. The senior indenture and the subordinated indenture of the finance subsidiary will be qualified under the Trust Indenture Act.

    In the following discussion, we sometimes refer to these indentures collectively as the "indentures."

    This prospectus briefly outlines the provisions of the indentures. The terms of the indentures will include both those stated in the indentures and those made part of the indentures by the Trust Indenture Act. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you.

    Credit Suisse Group is a holding company and depends upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Credit Suisse Group's right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Credit Suisse Group's subsidiaries. In addition, there are various regulatory requirements applicable to some of Credit Suisse Group's subsidiaries that limit their ability to pay dividends and make loans and advances to Credit Suisse Group.

    The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of Credit Suisse Group or the finance subsidiary in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including a change in control of the relevant issuer or the guarantor (if any).

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ISSUANCES IN SERIES

    The indentures do not limit the amount of debt that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, any series may be reopened for issuances of additional debt securities of that series. The debt securities will not be secured by any property or assets of Credit Suisse Group or the finance subsidiary.

    The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms may include:

    - whether the debt securities are issued by Credit Suisse Group or by the finance subsidiary and guaranteed by Credit Suisse Group;

    - whether the debt securities are senior or subordinated;

    - the total principal amount of the debt securities;

    - the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described;

    - the date or dates on which principal will be payable and whether the debt securities will be payable on demand by the holders on any date;

    - the manner in which payments of principal, premium or interest will be calculated and whether any rate will be fixed or based on an index or formula or the value of another security, commodity or other asset;

    - the interest payment dates;

    - whether any sinking fund is required;

    - optional or mandatory redemption terms;

    - authorized denominations, if other than US$1,000 and integral multiples of US$1,000;

    - the terms on which holders of the debt securities may or are required to convert or exchange these securities into or for securities of Credit Suisse Group or another entity and any specific terms relating to the conversion or exchange feature;

    - the currency in which the debt securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

    - whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

    - information describing any book-entry features;

    - whether and under what circumstances additional amounts will be paid on any debt securities as a result of withholding taxes and whether the debt securities can be redeemed if additional amounts must be paid;

    - the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series; and

    - any other terms consistent with the above.

    The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

CREDIT SUISSE GROUP GUARANTEES

    Debt securities issued by the finance subsidiary will be fully and unconditionally guaranteed by Credit Suisse Group. If, for any reason, the finance subsidiary does not make any required payment in respect of its debt securities when due, whether on the normal due date, on acceleration, redemption or otherwise, Credit Suisse Group will cause the payment to be made to or to the order of the trustee. Such guarantees by Credit Suisse Group will be on a senior basis, to the extent they guarantee senior debt securities of the finance subsidiary, and on a subordinated basis, to the extent they guarantee subordinated debt securities of the finance subsidiary. The extent of subordination will be as set forth under "--Subordination" below or in the applicable prospectus supplement. The holder of a guaranteed debt security will be entitled to payment under the relevant guarantee of Credit Suisse Group without taking any action whatsoever against the finance subsidiary.

PAYMENT AND TRANSFER

    The debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the trustee or another agent appointed by the relevant issuer. Unless stated otherwise in a prospectus supplement, and except as described under "--Book-Entry System" below, principal and interest payments will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.

    Unless other procedures are described in a prospectus supplement, and except as described under "--Book-Entry System" below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

    Neither the relevant issuer nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, the relevant issuer may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

BOOK-ENTRY SYSTEM

    Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

    DTC has advised us as follows:

    - DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of
      Section 17A of the Exchange Act;

    - DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;

    - DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC; and

    - access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

    Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon the relevant issuer's instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

    So long as the depositary or its nominee is the registered owner of a global security, the relevant issuer, the guarantor (if any) and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

    The relevant issuer will make all payments of principal, premium and interest on the debt securities to the depositary. It is expected that the depositary will then credit participants' accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers' accounts in accordance with their customary practices. Neither the relevant issuer nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

    Global certificates are generally not transferable. Physical certificates will be issued to beneficial owners of a global note if:

    - the depositary notifies the relevant issuer that it is unwilling or unable to continue as depositary and the relevant issuer does not appoint a successor within 90 days;

    - the depositary ceases to be a clearing agency registered under the Exchange Act and the relevant issuer does not appoint a successor within 90 days; or

    - the relevant issuer decides in its sole discretion that it does not want to have the debt securities of that series represented by global certificates.

SUBORDINATION

    When the term "senior indebtedness" is used in the context of the debt securities or the guarantee (if any), it means, with respect to an issuer or the guarantor (if any):

    - any money such entity has borrowed, including any senior debt securities or guarantees of senior debt securities issued under the relevant senior indenture;

    - any money borrowed by someone else where such entity has assumed or guaranteed the obligations, directly or indirectly;

    - any letters of credit and acceptances made by banks on such entity's behalf; and

    - indebtedness that such entity has incurred or assumed in connection with the acquisition of any property.

    Senior indebtedness shall not include any indebtedness that is expressed to be subordinate to or on par with the debt securities or the guarantee, as applicable, or any money owed to an entity's subsidiaries.

    The subordinated indentures provide that the relevant issuer or the guarantor (if any) cannot:

    - make any payments of principal, premium or interest on the subordinated debt securities or the subordinated guarantee (if any);

    - acquire any subordinated debt securities; or

    - defease any subordinated debt securities;

    if

    - any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by such entity; or

    - such entity has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

    If the relevant issuer or the guarantor (if any) is liquidated, the holders of the senior indebtedness will be entitled to receive payment in full in cash for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities receive any of such entity's assets. As a result, holders of subordinated debt securities may receive a smaller proportion of such entity's assets in liquidation than holders of senior indebtedness.

    Even if the subordination provisions prevent the relevant issuer or the guarantor (if any) from making any payment when due on the subordinated debt securities or the subordinated guarantee (if any), the relevant issuer will be in default on its obligations under the subordinated indenture if it does not make the payment when due. This means that the trustee and the holders of subordinated debt securities can take action against the relevant issuer or the guarantor (if any), but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

    The subordinated indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from the relevant issuer, the guarantor (if any) or any holder of subordinated debt securities.

CONSOLIDATION, MERGER OR SALE

    The relevant issuer and the guarantor (if any) will agree in the indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of its properties and assets to any person (other than in the case of the issuer into the guarantor and in the case of the guarantor into the issuer), unless:

    - it is the continuing person; or

    - the successor expressly assumes by supplemental indenture its obligations under such indenture.

    In either case, the relevant issuer or the guarantor, as applicable, will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if the relevant issuer or the guarantor is not the continuing person, an opinion of counsel stating that the merger and the supplemental indentures comply with these provisions and that the supplemental indentures are legal, valid and binding obligations of the successor corporation enforceable against it.

MODIFICATION OF THE INDENTURES

    In general, rights and obligations of the relevant issuer, the guarantor (if any) and the holders under the indentures may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, each of the indentures provides that, unless each affected holder agrees, an amendment cannot:

    - make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which the relevant issuer has to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal the relevant issuer has to repay, reducing the amount of principal of a debt security issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceeding, changing the currency or place in which the relevant issuer has to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

    - reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default;

    - waive any payment default; or

    - make any change to the amendment provisions of the applicable indenture.

    However, other than in the circumstances mentioned above, if the relevant issuer, the guarantor (if any) and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

    In particular, if the relevant issuer, the guarantor (if any) and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent to add a guarantee from a third party on the outstanding and future debt securities to be issued under an applicable indenture.

COVENANTS

    The relevant issuer or the guarantor (if any) may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.

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EVENTS OF DEFAULT

    Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs upon:

    - a default in payment of the principal or any premium on any debt security of that series when due;

    - a default in payment of interest when due on any debt security of that series for 30 days;

    - a default in performing any other covenant in the indenture applicable to that series for 60 days after written notice from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series; or

    - certain events of bankruptcy, insolvency or reorganization of the relevant issuer or the guarantor (if any).

    Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

    The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.

    If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require the relevant issuer to repay immediately, or accelerate:

    - the entire principal of the debt securities of such series; or

    - if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

    If the event of default occurs because of a default in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture or any covenant for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to bankruptcy or insolvency of the relevant issuer or guarantor (if any), it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

    The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities.

    After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

DEFEASANCE

    The term defeasance means discharge from some or all of the obligations under the indentures. If the relevant issuer deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the relevant issuer's option:

    - the relevant issuer and the guarantor (if any) will be discharged from their respective obligations with respect to the debt securities of such series; or

    - the relevant issuer and the guarantor (if any) will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to them.

    If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

    The relevant issuer must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. In the case of a complete discharge, the relevant issuer may, in lieu of an opinion of counsel, deliver a ruling to such effect received from or published by the U.S. Internal Revenue Service if the relevant issuer and the guarantor (if any) are discharged from their respective obligations with respect to the debt securities.

INFORMATION CONCERNING THE TRUSTEE

    JPMorgan Chase Bank will be the trustee. The trustee will be required to perform only those duties that are specifically set forth in the indentures, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

    JPMorgan Chase Bank has loaned money to Credit Suisse Group and certain of its subsidiaries and affiliates and provided other services to it and has acted as trustee or fiscal agent under certain of its and its subsidiaries' and affiliates' indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

GOVERNING LAW

    The debt securities, the related guarantees (if any) and the indentures will be governed by and construed in accordance with the laws of the State of New York.

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                            DESCRIPTION OF WARRANTS

GENERAL


    We may issue warrants, including warrants or warrants in the form of subscription rights to purchase equity or debt securities, as well as other types of warrants. Warrants may be issued independently or together with any equity or debt securities and may be attached to or separate from such equity or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The forms of each of the warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the SEC on a Form 6-K that is incorporated by reference in the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the warrants we may issue. Further terms of the warrants and applicable warrant agreement will be set forth in the applicable prospectus supplement.


WARRANTS TO PURCHASE EQUITY SECURITIES


    We will describe the terms of any warrants or warrants in the form of subscription rights to purchase equity securities that we are authorized to issue in a prospectus supplement. These terms may include:


    - the title of such warrants;

    - the aggregate number of such warrants;

    - the price or prices at which such warrants will be issued;

    - the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

    - the terms of the equity securities purchasable upon exercise of such warrants, which may include our shares or American depositary shares;

    - the price at which and currency or currencies (including composite currencies) in which the equity securities purchasable upon exercise of such warrants may be purchased;

    - the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

    - if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

    - if applicable, the designation and terms of the equity securities with which such warrants are issued and the number of such warrants issued with each such equity security;

    - if applicable, the date on and after which such warrants and the related equity securities will be separately transferable;

    - information with respect to book-entry procedures, if any; and

    - any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

    The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

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WARRANTS TO PURCHASE DEBT SECURITIES


    We will describe in a prospectus supplement the terms of any warrants or warrants in the form of subscription rights that we are authorized to issue for the purchase of our debt securities or the guaranteed debt securities of the finance subsidiary. These terms may include:


    - the title of such warrants;

    - the aggregate number of such warrants;

    - the price or prices at which such warrants will be issued;

    - the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

    - the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

    - the price at which and currency or currencies (including composite currencies) in which the debt securities purchasable upon exercise of such warrants may be purchased;

    - the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

    - if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

    - if applicable, the designation and terms of the debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

    - if applicable, the date on and after which such warrants and the related debt securities will be separately transferable;

    - information with respect to book-entry procedures, if any; and

    - any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

    The prospectus supplement relating to any warrants to purchase debt securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

OTHER WARRANTS

    We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,

    - securities of any entity unaffiliated with us, a basket of such securities, an index or indices of such securities or any combination of the foregoing;

    - currencies or composite currencies; or

    - commodities.

    We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable prospectus supplement. We will describe the terms of any such warrants that we are authorized to issue in a prospectus supplement. These terms may include:

    - the title of such warrants;

    - the aggregate number of such warrants;

    - the price or prices at which such warrants will be issued;

    - the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

    - whether such warrants are put warrants or call warrants;

    - (a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof,
      (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) to be purchased or sold upon exercise of such warrants;

    - the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

    - whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

    - whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

    - the date on which the right to exercise such warrants will commence and when such right will expire;

    - if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

    - if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

    - if applicable, the date on and after which such warrants and the related securities will be separately transferable;

    - information with respect to book-entry procedures, if any; and

    - any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

    The prospectus supplement relating to any such warrants may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

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                             DESCRIPTION OF SHARES


    The following summary describes the material terms of our shares. A detailed description of the terms of our shares is incorporated by reference into this prospectus from our registration statement on Form 20-F filed with the SEC on September 21, 2001, which you may obtain as described under "Where You Can Find More Information." We will only issue shares, which may be in the form of American depositary shares, under this prospectus and the applicable prospectus supplement in connection with the conversion or exchange of debt securities, guaranteed debt securities, trust preferred securities or company preferred securities convertible into or exchangeable for our shares or the exercise of warrants on our shares.


    At the annual general meeting in May 2002, our shareholders approved a par value reduction from CHF 3 to CHF 1 per share. The capital reduction of CHF 2 was paid out on August 14, 2002 to holders of record as of August 13, 2002.

    As of September 11, 2002, we had fully paid and issued share capital of CHF 1,189,348,956, consisting of 1,189,348,956 registered shares with a par value of CHF 1 each. As of the same date, we had additional authorized share capital in the amount of CHF 45,480,000, consisting of 45,480,000 registered shares with a par value of CHF 1 each. Our shareholders have authorized the Board of Directors to issue such shares to finance acquisitions.

    In addition, as of September 11, 2002, we had conditional share capital in the amount of CHF 186,463,104, consisting of 186,463,104 registered shares with a par value of CHF 1 each. Conditional share capital is reserved for issuance of fully paid shares to holders of convertible instruments such as options, convertible bonds or warrants in the event that such holders exercise their right to obtain shares. Our conditional share capital includes 135,919,804 shares reserved for share-based compensation plans. We are also able to satisfy our obligations under the share-based compensation plans through share repurchases. We have a further 50,543,300 conditional shares reserved for the exercise of warrants or convertible bonds outstanding or still to be issued by us.

    Shares issued as a result of the conversion of conditional capital and the corresponding increase in share capital are generally recorded only once a year, and this recording entails a revision of the Articles of Association and new registration of the total share capital in the Commercial Register. Our Articles of Association were last revised on September 11, 2002. A copy of our Articles of Association dated September 11, 2002 is filed as an exhibit to the registration statement of which this prospectus forms a part.

    Our registered shares are listed on the SWX Swiss Exchange (and traded since June 25, 2001 through virt-x, a joint venture between Tradepoint plc and the SWX Swiss Exchange) as well as on the Frankfurt Stock Exchange and (in the form of American depositary shares) on the New York Stock Exchange and traded on SEAQ in London and Paris (OTC).

SHAREHOLDER RIGHTS

    Under Swiss law, dividends may be paid out only if and to the extent the corporation has distributable profits from previous business years, or if the free reserves of the corporation are sufficient to allow distribution of a dividend. In either event, dividends may be paid out only after approval of the shareholders. The Board of Directors may propose that a dividend be paid out, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the Board conforms to statutory law. In practice, the shareholders usually approve the dividend proposal of the Board of Directors. Dividends are usually due and payable after the shareholders' resolution relating to the allocation of profits has been passed. Under Swiss law, the statute of limitations in respect of dividend payments is five years.

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VOTING AND TRANSFER

    There is no limitation under Swiss law or our Articles of Association on the right of non-Swiss residents or nationals to own or vote our shares.

    Each share carries one vote at our shareholders' meetings. Voting rights may be exercised only after a shareholder has been recorded in the share register as a shareholder with voting rights. Registration with voting rights is subject to certain restrictions that we describe below.

    Our Articles of Association provide that we may elect not to print and deliver certificates in respect of registered shares. Shareholders may, however, request at any time that we print and deliver such certificates free of charge.

    The transfer of shares is effected by corresponding entry in the books of a bank or depositary institution following an assignment in writing by the selling shareholder and notification of such assignment to us by the transferor, the bank or depositary institution. The transfer of shares further requires that the purchaser file a share registration form to be registered in our share register as a shareholder. Failing such registration, the purchaser may not vote at or participate in shareholders' meetings.

    A purchaser of shares will be recorded in the share register with voting rights upon disclosure of her or his name, citizenship and address, and upon confirmation that she or he acquired the shares in her or his own name for her or his own account. Any person not expressly stating in her or his application for registration that the relevant shares have been acquired for her or his own account, which person we refer to as a nominee, may be entered for a maximum of 2% of the total outstanding share capital with voting rights in the share register. In excess of this limit, registered shares held by a nominee will be granted voting rights only if such nominee discloses in writing the name, address and shareholding of any person for whose account she or he is holding 0.5% or more of the outstanding share capital.

    Each shareholder, whether registered in our share register or not, is entitled to receive the dividends approved by the shareholders. The same principle applies for capital repayments in the event of a reduction of the share capital, and for liquidation proceeds in the event we are dissolved or liquidated. Under Swiss law, a shareholder has no liability for capital calls, but is also not entitled to reclaim her or his capital contribution. Swiss law further requires us to apply the principle of equal treatment to all shareholders.

PRE-EMPTIVE RIGHTS

    Generally under Swiss law, any share issue, whether for cash or non-cash consideration or no consideration, is subject to the prior approval of the shareholders. Shareholders of a Swiss corporation have certain pre-emptive rights to subscribe for new issues of shares in proportion to the nominal amount of shares held. A resolution adopted at a shareholders' meeting with a supermajority may, however, limit or suspend pre-emptive rights in certain limited circumstances.

LIQUIDATION AND MERGER

    Under Swiss law and our Articles of Association, we may be dissolved at any time by a shareholders' resolution, which must be passed by (1) a supermajority of at least three-quarters of the votes cast at the meeting in the event we are to be dissolved by way of liquidation, or (2) a supermajority of at least two-thirds of the votes represented and an absolute majority of the par value of the shares represented at the meeting in other events. Dissolution by court order is possible if we become bankrupt. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid up nominal value of shares held.

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                   DESCRIPTION OF TRUST PREFERRED SECURITIES

    This prospectus describes the general terms and provisions of the trust preferred securities that Credit Suisse Group Capital (Delaware) Trust I may issue. When the trust offers to sell its trust preferred securities, we will describe the specific terms of those securities in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to those securities. For a complete description of the material terms of the particular issue of trust preferred securities, you must refer to both the applicable prospectus supplement and to the following description.

    The trust preferred securities will be issued in one series only by the trust under the trust agreement of the trust. The trust agreement will be qualified under the Trust Indenture Act. The trust agreement will authorize the trustee of the trust, on behalf of the trust, to issue the trust preferred securities. These securities will be certificates of beneficial interests in the assets of the trust, the terms of which are set forth in the trust agreement. The form of an amended and restated trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the trust agreement for provisions that may be important to you. You should read the applicable prospectus supplement for the specific terms of those securities, including:

    - the specific designation of the trust preferred securities;

    - the number or liquidation amount of trust preferred securities;

    - the distribution rate or rates, or method of calculation, the date or dates on which the trust will pay distributions and the record date for any distributions;

    - the amount or amounts that the trust will pay out of its assets to the holders of the trust preferred securities upon the trust's liquidation;

    - the obligation, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which the trust will or may purchase or redeem trust preferred securities, in whole or in part, pursuant to the obligation;

    - the voting rights, if any, of the trust preferred securities, including any vote required to amend the trust agreement;

    - terms for any optional or mandatory conversion or exchange of trust preferred securities into other securities, including shares of Credit Suisse Group, or withdrawal of any securities represented by the trust preferred securities; and

    - any other relative rights, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the trust agreement or applicable law.

    The prospectus supplement relating to the particular trust preferred securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

    In the event of an offering of trust preferred securities, the proceeds from the sale of the trust preferred securities will be used by the trust to purchase company preferred securities issued by Credit Suisse Group Capital (Delaware) LLC I pursuant to this prospectus. The company preferred securities and the related rights under the subordinated guarantee of Credit Suisse Group will be held by the trust for the benefit of the holders of the trust preferred securities.

    Each trust preferred security will represent a corresponding amount of the company preferred securities and related rights under the subordinated guarantee. Except as provided in the relevant prospectus supplement, the trust preferred securities will be perpetual and non-cumulative. The trust will pass through the dividends it receives on the company preferred securities as distributions on the trust preferred securities. It will also pass through any redemption payment it receives on the company preferred securities to redeem a corresponding amount of the trust preferred securities.

    Holders of the trust preferred securities will have the benefit of Credit Suisse Group's subordinated guarantee of the dividend, redemption and liquidation payment obligations under the company preferred securities as set forth in the applicable prospectus supplement and in this prospectus under "Description of Subordinated Guarantee in Connection with Trust Preferred Securities and Company Preferred Securities."

    Any capital raised by the offering of trust preferred securities is intended to qualify as Tier 1 capital for Credit Suisse Group, calculated on a consolidated basis, in accordance with Swiss banking law and under the relevant regulatory capital guidelines of the Swiss Federal Banking Commission.

INFORMATION CONCERNING THE TRUSTEE

    Chase Manhattan Bank USA, National Association, will be the trustee of the trust. The trustee is required to perform only those duties that are specifically set forth in the trust agreement, except when a default has occurred and is continuing with respect to the trust preferred securities. After a default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust preferred securities, unless the holder offers the trustee reasonable indemnity against the cost, expenses and liabilities that might be incurred by exercising those powers.

    JPMorgan Chase Bank, an affiliate of Chase Manhattan Bank USA, National Association, has loaned money to us and certain of our subsidiaries and affiliates and provided other services to us and has acted as trustee or fiscal agent under certain of our and our subsidiaries' and affiliates' indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

GOVERNING LAW

    The trust preferred securities and the trust agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                  DESCRIPTION OF COMPANY PREFERRED SECURITIES

    This prospectus describes the general terms and provisions of the company preferred securities that Credit Suisse Group Capital (Delaware) LLC I may issue. When the company is issuing company preferred securities, we will describe the specific terms of those securities in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to those securities. For a complete description of the material terms of the particular issue of company preferred securities, you must refer to both the applicable prospectus supplement and to the following description.

    The company preferred securities will be issued in one series only by the company under the LLC agreement of the company. The LLC agreement will authorize the company to issue the company preferred securities, which will be held initially by the trust, and to issue company common securities to Credit Suisse Group or one of its branches or subsidiaries. The initial LLC Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. When the specific terms of the company preferred securities are determined, a form of amended and restated LLC agreement will be filed as an exhibit to the registration statement or will be furnished to the SEC on a Form 6-K that is incorporated by reference in the registration statement. Since each trust preferred security represents a corresponding amount of company preferred securities and related rights under the subordinated guarantee, you should read the LLC agreement for provisions that may be important for you. You should read the applicable prospectus supplement for the specific terms of the company preferred securities, including:

    - the specific designation of the company preferred securities;

    - the number or liquidation preference of company preferred securities;

    - the dividend rate or rates, or method of its calculation, the date or dates on which the company will pay dividends and the record date for any dividends;

    - the amount or amounts that the company will pay out of its assets to the holders of the company preferred securities upon the company's liquidation;

    - the obligation, if any, of the company to purchase or redeem the company preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which the company will or may purchase or redeem company preferred securities, in whole or in part, pursuant to the obligation;

    - the voting rights, if any, of the company preferred securities and company common securities, including any vote required to amend the LLC agreement;

    - the criteria for determining whether and to what extent the company will be required to pay dividends on the company preferred securities or will be prohibited from paying dividends on the company preferred securities;

    - terms for any optional or mandatory conversion or exchange of company preferred securities into other securities, including shares of Credit Suisse Group;

    - whether and to what extent the company will be required to pay any additional amounts in respect of withholding taxes;

    - the right, if any, of the company to change the dividend preference of the company preferred securities; and

    - any other relative rights, preferences, privileges, limitations or restrictions of the company preferred securities not inconsistent with the LLC agreement or applicable law.

    In the event of an offering of trust preferred securities, the proceeds from the sale of the company preferred securities to the trust and the company common securities to Credit Suisse Group or one of its branches or subsidiaries will be used by the company to acquire subordinated notes issued by Credit Suisse Group or one of its branches or subsidiaries as contemplated by this prospectus.

    Except as otherwise set forth in the applicable prospectus supplement, the company preferred securities will be perpetual and non-cumulative. As will be more fully described in the applicable prospectus supplement, the company's obligations to pay dividends will be subject to provisions that generally require the company to pay full or proportional dividends on the company preferred securities when Credit Suisse Group pays dividends on its shares or on other securities of Credit Suisse Group that rank equally with or junior to the subordinated guarantee of the company preferred securities. The company preferred securities will provide the trust as the initial holder thereof, and accordingly the holders of the trust preferred securities, with rights to dividends and redemption and liquidation payments that are similar to those of the most senior ranking non-cumulative non-voting perpetual preferred equity securities that could be issued directly by Credit Suisse Group that have financial terms substantially similar to those of the company preferred securities.

    Credit Suisse Group will guarantee the obligations under the company preferred securities that the company offers as set forth in the applicable prospectus supplement and in this prospectus under "Description of Subordinated Guarantee in Connection with Trust Preferred Securities and Company Preferred Securities." The terms of the company common securities issued to Credit Suisse Group will be set forth in the LLC agreement and described in the applicable prospectus supplement.

            DESCRIPTION OF SUBORDINATED GUARANTEE IN CONNECTION WITH TRUST PREFERRED SECURITIES AND COMPANY PREFERRED SECURITIES

    Set forth below is a summary of information concerning the guarantee that Credit Suisse Group will execute and deliver concurrently with any issuance by the trust of the trust preferred securities and the company of the company preferred securities for the benefit of the holders of the trust preferred securities and the company preferred securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. The terms of the subordinated guarantee will include both those stated in the subordinated guarantee agreement and those made part of the subordinated guarantee agreement by the Trust Indenture Act. The form of subordinated guarantee agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Since each trust preferred security represents a corresponding amount of company preferred securities and related rights under the subordinated guarantee, you should read the subordinated guarantee agreement for provisions that may be important to you.

GUARANTEED OBLIGATIONS

    Under the subordinated guarantee, Credit Suisse Group will fully and unconditionally guarantee, on a subordinated basis, the payment by the company of the following, without duplication:

    - any dividends due and payable on the company preferred securities;

    - the redemption price payable with respect to any company preferred securities called for redemption by the company;

    - the liquidating distribution on each company preferred security payable upon liquidation of the company; and

    - any additional amounts payable by the company,

in each case, if and to the extent provided in the applicable prospectus supplement.

    Subject to the subordination provisions described below, Credit Suisse Group will be obligated to make such payments as and when due, regardless of any defense, right of set-off or counterclaim that Credit Suisse Group may have or assert, other than the defense of payment, and whether or not the company has legally available funds for the payments so guaranteed. Credit Suisse Group's obligations under the subordinated guarantee will be several and independent of the obligations of the company with respect to the company preferred securities.

SUBORDINATION

    The subordinated guarantee will be a general and unsecured obligation of Credit Suisse Group and, in liquidation of Credit Suisse Group, will rank, both as to payment and in liquidation:

    - subordinate and junior to all liabilities (including those in respect of bonds, notes, debentures and guarantees of Credit Suisse Group) that do not expressly rank equally with the obligations of Credit Suisse Group under the subordinated guarantee; and

    - senior to the shares of Credit Suisse Group and any other securities of Credit Suisse Group expressed to rank junior to the most senior preference shares of Credit Suisse Group (if any) from time to time outstanding.

    The foregoing liabilities that rank senior to the subordinated guarantee are collectively called "senior liabilities."

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    The subordination provisions set out above will be irrevocable. Except as set forth in the applicable prospectus supplement, Credit Suisse Group may not create or permit to exist any charge or other security interest over its assets to secure its obligations in respect of the subordinated guarantee.

ADDITIONAL AMOUNTS

    If Credit Suisse Group is required to withhold or deduct any portion of a payment under the subordinated guarantee, the applicable prospectus supplement will provide whether and to what extent it will pay additional amounts in order to cause the net amounts received by the holders of trust preferred securities and company preferred securities to be the same as the holders would have received in the absence of the withholding or deduction.

OTHER PROVISIONS

    The guarantee trustee, on behalf of the holders of company preferred securities, will have the right to enforce the subordinated guarantee directly against Credit Suisse Group if Credit Suisse Group defaults under the subordinated guarantee. The subordinated guarantee agreement will provide that, to the fullest extent permitted by law, without the need for any action on the part of the guarantee trustee or any other holder of the trust preferred securities or the company preferred securities, each holder of the trust preferred securities or the company preferred securities will be entitled to enforce its rights directly under the subordinated guarantee with respect to Credit Suisse Group's payment obligations thereunder.

COVENANTS

    Credit Suisse Group may be subject to additional covenants, including restrictive covenants. Such additional covenants in respect of the subordinated guarantee will be set forth in the applicable prospectus supplement.

NO ASSIGNMENT

    Credit Suisse Group may not assign its obligations under the subordinated guarantee, except in the case of merger, consolidation, sale, lease or other transfer of substantially all of its assets in which Credit Suisse Group is not the surviving entity.

TERMINATION

    The subordinated guarantee will terminate on the earlier of:

    - the payment of the redemption price for all company preferred securities or purchase and cancellation of all company preferred securities; and

    - the full payment of the liquidating distribution on all company preferred securities.

    However, the subordinated guarantee will continue to be effective or will be reinstated, as the case may be, if the holder is required to return any liquidation or redemption payment made under the company preferred securities or the subordinated guarantee.

AMENDMENTS

    Any changes to the subordinated guarantee that affect the amount and timing of the payments under the subordinated guarantee or reduce the amount of company preferred securities whose holders must consent to an amendment must be approved by each holder of company preferred securities. Any other provision of the subordinated guarantee, including ranking, may be modified only with the prior approval of the holders of not less than two-thirds (based on the aggregate liquidation preference) of the outstanding company preferred securities.

    Notwithstanding the foregoing, without the consent of any holder of company preferred securities, Credit Suisse Group may amend or supplement the subordinated guarantee agreement:

    - to evidence the succession of another entity to Credit Suisse Group and the assumption by any such successor of any covenants of Credit Suisse Group in the subordinated guarantee agreement;

    - to add to the covenants of Credit Suisse Group for the benefit of the holders of company preferred securities, or to surrender any right or power conferred upon Credit Suisse Group under the subordinated guarantee agreement;

    - to correct or supplement any provision in the subordinated guarantee agreement that may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the subordinated guarantee agreement, so long as any such action shall not materially adversely affect the interests of the holders of company preferred securities;

    - to modify or supplement the subordinated guarantee agreement to give effect to any provision made invalid by any changes in the Investment Company Act of 1940, as amended, or the Trust Indenture Act or any other applicable law, provided that any such action does not cause any other provision of the trust agreement to become invalid and does not materially adversely affect the interests of the holders of the trust preferred securities in any other manner; or

    - to cure any ambiguity or correct any mistake.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    JPMorgan Chase Bank will be the guarantee trustee. The guarantee trustee will be required to perform only those duties that are specifically set forth in the subordinated guarantee, except when a default has occurred and is continuing with respect to the subordinated guarantee. After a default, the guarantee trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the subordinated guarantee at the request of any holder of company preferred securities or any holder of trust preferred securities, as the case may be, unless the holder offers the guarantee trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

    JPMorgan Chase Bank has loaned money to us and certain of our subsidiaries and affiliates and provided other services to us and has acted as trustee or fiscal agent under certain of our and our subsidiaries' and affiliates' indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

GOVERNING LAW

    The subordinated guarantee will be governed by and construed in accordance with the laws of the State of New York.

              DESCRIPTION OF SUBORDINATED NOTES IN CONNECTION WITH TRUST PREFERRED SECURITIES AND COMPANY PREFERRED SECURITIES

    In connection with any offering by the trust of trust preferred securities and related company offering of company preferred securities, Credit Suisse Group or one of its branches or subsidiaries will issue subordinated notes to the company. Credit Suisse Group or such branch or subsidiary will issue the subordinated notes to the company at the same time that the trust issues the trust preferred securities and the company issues the company preferred securities and company common securities. You should read the applicable prospectus supplement for additional terms relating to the subordinated notes.

    The subordinated notes will be perpetual obligations of Credit Suisse Group or one of its branches or subsidiaries and will have the aggregate principal amount set forth in the applicable prospectus supplement. Interest on the subordinated notes will be payable on the interest payment dates and at the rate or rates, including fixed or floating rates, specified in the applicable prospectus supplement.

    Interest due on an interest payment date may be deferrable at the option of Credit Suisse Group or such branch or subsidiary as specified in the applicable prospectus supplement.

REDEMPTION

    The subordinated notes may be redeemable with the consent of the Swiss Federal Banking Commission and at the option of Credit Suisse Group or its branch or subsidiary at the price or prices, within the period or periods and upon the terms, conditions or events specified in the applicable prospectus supplement.

ADDITIONAL AMOUNTS

    The applicable prospectus supplement will specify any additional amounts payable if Credit Suisse Group or its branch or subsidiary is required to withhold any taxes, duties or other governmental charges with respect to any payment in respect of the subordinated notes.

SUBORDINATION

    If issued by Credit Suisse Group or one of its branches, the subordinated notes will be a general and unsecured obligation of Credit Suisse Group and, in liquidation of Credit Suisse Group, will rank, both as to payment and in liquidation:

    - subordinate and junior to Credit Suisse Group's senior liabilities, as defined under "Description of Subordinated Guarantee--Subordination," and

    - senior to the shares of Credit Suisse Group and any other securities of Credit Suisse Group expressed to rank junior to the most senior preference shares of Credit Suisse Group (if any) from time to time outstanding.

    The notes of any subsidiary of Credit Suisse Group designated as subordinated will be subordinated obligations of such subsidiary guaranteed on a subordinated basis by Credit Suisse Group.

    Payments under the subordinated notes will be conditional upon Credit Suisse Group's not being in default in the payment of Credit Suisse Group's senior liabilities. The applicable prospectus supplement will set forth any other conditions, including the solvency of Credit Suisse Group, to which some or all of the payments under the subordinated notes may also be subject.

ENFORCEMENT OF THE SUBORDINATED NOTES

    Any consent, notice or other action (including any enforcement action) given or taken by or on behalf of the company with respect to the subordinated notes may be given or taken at the discretion of the management of the company as described in the applicable prospectus supplement.

TRANSFER OF THE SUBORDINATED NOTES

    The subordinated notes will be represented by a single definitive note registered in the name of the company. The LLC agreement will provide that the company may sell the subordinated notes only upon the approval of the management of the company as described in the applicable prospectus supplement and by the affirmative vote of the holders of two-thirds (based on the aggregate liquidation preference) of the company preferred securities and other securities ranking equally with the company preferred securities (if any), voting together as a single class.

    Except as set forth in the applicable prospectus supplement, the subordinated notes will provide that they may be sold in whole and not in part and may not be divided into denominations of less than $1,000.

EVENTS OF DEFAULT

    Except as set forth in the applicable prospectus supplement, the subordinated notes will not provide for acceleration if Credit Suisse Group or its branch or subsidiary fails to make a payment when due. If Credit Suisse Group or its branch or subsidiary fails to make a payment when due of an installment of interest on the subordinated notes, the company will be entitled to seek to enforce payment only of the defaulted installment but not in respect of any failure to pay interest due under the subordinated notes that was deferred to the extent permitted as specified in the applicable prospectus supplement. A "default" under the subordinated notes will occur if Credit Suisse Group or its branch or subsidiary fails to make a payment when due of an installment of principal or interest.

MODIFICATION AND AMENDMENT OF THE SUBORDINATED NOTES

    The subordinated notes may be modified or amended only by the written agreement of Credit Suisse Group or its branch or subsidiary, on the one hand, and the company, on the other. However, the LLC agreement will provide that the company may not agree to any such modification or amendment for so long as any company preferred securities or other securities ranking equally with the company preferred securities (if any) are outstanding unless holders of two-thirds (based on the aggregate liquidation preference) of the company preferred securities and other securities ranking equally with the company preferred securities (if any), voting as a class, consent to such modification or amendment, except if the proposed amendment or modification would not materially and adversely affect the rights, preferences, powers or privileges of the company, or as otherwise set forth in the applicable prospectus supplement.

GOVERNING LAW

    The subordinated notes will be governed by and construed in accordance with the laws of the State of New York.

                                     ERISA

    ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, impose certain restrictions on (a) employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, subject to
Section 4975 of the Code and (c) any entities whose underlying assets include "plan assets" by reason of the Plan Asset Regulation (as defined below) or otherwise, each of which we refer to as a Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to Plans subject to ERISA. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of securities on behalf of such Plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

    The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and Section 4975 of the Code, or the Plan Asset Regulation. The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities that are not "operating companies" in which a Plan purchases an equity interest will be deemed for purposes of ERISA and
Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. Under one such exception, the assets of such an entity are not considered to be plan assets where a Plan makes an investment in an equity interest that is a "publicly-offered security." A "publicly-offered security" is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held" and (c) part of a class of securities that is registered under Section 12 of the Exchange Act or sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

    Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving Plans, and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Code, having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a "party in interest" or "disqualified person" with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if these securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless the securities are acquired pursuant to a statutory or an administrative exemption.

    The acquisition of the securities may be eligible for one of the exemptions noted below if the acquisition:

    - is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

    - is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

    - is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

    - is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor; or

    - is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor.

    Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plan should consult legal counsel before purchasing these securities.

    Please consult the applicable prospectus supplement for further information with respect to a particular offering. Depending upon the security offered, restrictions on purchase or transfer to, by or on behalf of a Plan may apply.

                              PLAN OF DISTRIBUTION

    We may sell our securities through agents, underwriters, dealers or directly to purchasers.

    Our agents may solicit offers to purchase our securities.

    - We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

    - Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

    - Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

    We may use an underwriter or underwriters in the offer or sale of our securities.

    - If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

    - We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

    - The underwriters will use our prospectus supplement to sell our securities.

    - If we use an underwriter or underwriters, the underwriter or underwriters will acquire our securities for their own account and may resell our securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed price or at varying prices determined at the time of the sale.

    We may use a dealer to sell our securities.

    - If we use a dealer, we, as principal, will sell our securities to the dealer.

    - The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

    - We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

    Credit Suisse First Boston Corporation, which we call CSFB Corp., is a subsidiary of Credit Suisse Group. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., or NASD, imposes certain requirements when an NASD member, such as CSFB Corp., distributes an affiliated company's securities. If CSFB Corp. or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of
Section 2720 of the NASD Conduct Rules.

    In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

    We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

    We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, us or our subsidiaries and affiliates in the ordinary course of business.

    We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

    - If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

    - These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

    - We will indicate in our prospectus supplements the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

    Any of our broker-dealer subsidiaries or affiliates, including CSFB Corp., may use this prospectus and our prospectus supplements in connection with offers and sales of our securities in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including CSFB Corp., at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including CSFB Corp., may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

                                 LEGAL MATTERS

    Certain legal matters with respect to U.S. law relating to the offering of our securities will be passed upon for us by Cleary, Gottlieb, Steen & Hamilton, New York, New York, our U.S. counsel. Certain legal matters with respect to Swiss law relating to the offering of our securities will be passed upon for us by Homburger, Zurich, Switzerland, our Swiss counsel. Cravath, Swaine & Moore, New York, New York will pass upon certain legal matters under U.S. law relating to the offering of our securities for any agents or underwriters. Cravath, Swaine & Moore regularly provides legal services to us and our subsidiaries and affiliates. Certain matters of Delaware law relating to the offering of the trust preferred securities, the company preferred securities and the debt securities of the finance subsidiary will be passed upon for the company, the trust and the finance subsidiary by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                                    EXPERTS

    We incorporate by reference into this prospectus and our registration statement our consolidated financial statements and schedules as of December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999. We have relied on the reports of KPMG Klynveld Peat Marwick Goerdeler SA, independent public accountants, also incorporated by reference into this prospectus and our registration statement, and upon their authority as experts in accounting and auditing.

    The audit report covering the consolidated financial statements for the year ended December 31, 2001 contains an explanatory paragraph that states that Swiss GAAP varies in certain significant respects from U.S. GAAP and that the application of U.S. GAAP would have affected shareholders' equity as of December 31, 2001 and 2000 and the results of operations for each of the three years ended December 31, 2001, to the extent summarized in note 46 to the consolidated financial statements.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

CREDIT SUISSE GROUP

    Under Swiss law, directors and senior officers acting in violation of their statutory duties--whether dealing with bona fide third parties or performing any other acts on behalf of the corporation--may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors' liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, e.g., the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation's business purpose.

    Because Credit Suisse Group is a Swiss company headquartered in Switzerland, many of the directors and officers of Credit Suisse Group are residents of Switzerland and not the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to:

    - serve legal process on Credit Suisse Group or its directors and executive officers or have any of them appear in a U.S. court; and

    - enforce against those persons in Switzerland, whether in original actions or in actions for enforcement of judgments of U.S. courts, liabilities based solely on the federal securities laws of the United States.

    Neither the Articles of Association of Credit Suisse Group nor Swiss statutory law contains provisions regarding the indemnification of directors and officers.

    According to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under an employment agreement, unless the losses and expenses arise from the employee's gross negligence or willful misconduct.

    Credit Suisse Group maintains directors' and officers' insurance for its directors and officers.

CREDIT SUISSE GROUP CAPITAL (DELAWARE) TRUST I

    Section 7 of the initial trust agreement relating to the formation of Credit Suisse Group Capital (Delaware) Trust I provides as follows regarding indemnification:

        "7. (a) The Trustee and its officers, directors, agents and servants (collectively, the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Trust Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's negligence, bad faith or willful misconduct with respect to such acts or omissions.

        (b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believe are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

        (c) The Depositor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

        (d) The provisions of this Section shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons."

CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC I AND CREDIT SUISSE GROUP FINANCE (DELAWARE) LLC I

    The Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

    The initial limited liability company agreements relating to the formation of Credit Suisse Group Capital (Delaware) LLC I and Credit Suisse Group Finance (Delaware) LLC I provide as follows regarding indemnification:

        "EXCULPATION AND INDEMNIFICATION. No member of the Company or Officer shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member of the Company or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such member or Officer by this Agreement, except that a member of the Company or Officer shall be liable for any such loss, damage or claim incurred by reason of such member's or Officer's willful misconduct. To the fullest extent permitted by applicable law, a member of the Company or Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such member or Officer by reason of any act or omission performed or omitted by such member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such member or Officer by this Agreement, except that no member of the Company or Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such member or Officer by reason of willful misconduct with respect to such acts or omissions; PROVIDED, HOWEVER, that any indemnity under this Section . . . shall be provided out of and to the extent of Company assets only, and no member of the Company shall have personal liability on account thereof."

ITEM 9. EXHIBITS


EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         1.1*           Form of Underwriting Agreement relating to Debt Securities.
         1.2*           Form of Underwriting Agreement relating to Warrants.
         1.3*           Form of Underwriting Agreement relating to Trust Preferred
                        Securities.
         1.4*           Form of Underwriting Agreement relating to Guaranteed Debt
                        Securities.
         4.1**          Form of Senior Indenture between Credit Suisse Group and
                        JPMorgan Chase Bank, as trustee.
         4.2**          Form of Subordinated Indenture between Credit Suisse Group and JPMorgan Chase Bank, as trustee.
         4.3**          Form of Senior Guaranteed Indenture among Credit Suisse
                        Group Finance (Delaware) LLC I, JPMorgan Chase Bank, as
                        trustee, and Credit Suisse Group, as guarantor.
         4.4**          Form of Subordinated Guaranteed Indenture among Credit
                        Suisse Group Finance (Delaware) LLC I, JPMorgan Chase Bank,
                        as trustee, and Credit Suisse Group, as guarantor.
         4.5**          Form of Amended and Restated Trust Agreement of Credit
                        Suisse Group Capital (Delaware) Trust I.
         4.6**          Limited Liability Company Agreement of Credit Suisse Group
                        Capital (Delaware) LLC I.
         4.7*           Form of Amended and Restated Limited Liability Company
                        Agreement of Credit Suisse Group Capital (Delaware) LLC I.
         4.8**          Form of Subordinated Guarantee Agreement in connection with trust preferred securities and company preferred securities.
         4.9**          Form of Senior Debt Security.
         4.10**         Form of Subordinated Debt Security.
         4.11**         Form of Senior Guaranteed Debt Security, including the form of Senior Guarantee endorsed thereon.
         4.12**         Form of Subordinated Guaranteed Debt Security, including the form of Subordinated Guarantee endorsed thereon.
         4.13**         Form of Trust Preferred Security (included in Exhibit 4.5).
         4.14*          Form of Company Preferred Security.
         4.15*          Form of Subordinated Note in connection with trust preferred securities and company preferred securities.
         4.16*          Form of Debt Warrant Agreement for Warrants sold attached to
                        Debt Securities.
         4.17*          Form of Debt Warrant Agreement for Warrants sold alone.
         4.18*          Form of Universal Warrant Agreement.
         4.19*          Form of Equity Warrant Agreement.
         4.20           Form of share certificate (incorporated by reference to
                        Exhibit 2.2 to Credit Suisse Group's Registration Statement
                        on Form 20-F dated September 21, 2001).
         4.21**         Articles of Association (STATUTEN) of Credit Suisse Group as
                        of September 11, 2002.
         4.22           Form of Deposit Agreement among Credit Suisse Group,
                        Deutsche Bank Trust Company Americas, formerly Bankers Trust
                        Company, as depositary, and all holders and beneficial
                        owners from time to time of American Depositary Receipts
                        issued thereunder, including the Form of American Depositary
                        Receipt (incorporated by reference to Exhibit (a)(1) of the
                        Post-Effective Amendment No. 1 to the Registration Statement
                        on Form F-6 of Credit Suisse Group, Registration No.
                        333-13926).

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         4.23           Form of Supplemental Agreement No. 1 to Deposit Agreement
                        among Credit Suisse Group, Deutsche Bank Trust Company
                        Americas, formerly Bankers Trust Company, as depositary, and all holders and beneficial owners from time to time of
                        American Depositary Receipts issued thereunder, including
                        the Form of American Depositary Receipt (incorporated by
                        reference to Exhibit (a)(2) of the Post-Effective Amendment
                        No. 1 to the Registration Statement on Form F-6 of Credit
                        Suisse Group, Registration No. 333-13926).
         5.1**          Opinion of Cleary, Gottlieb, Steen & Hamilton.
         5.2**          Opinion of Homburger.
         5.3**          Opinion of Richards, Layton & Finger, P.A.
        23.1**          Consent of Cleary, Gottlieb, Steen & Hamilton (included in
                        Exhibit 5.1).
        23.2**          Consent of Homburger (included in Exhibit 5.2).
        23.3**          Consent of Richards, Layton & Finger, P.A. (included in
                        Exhibit 5.3).
        23.4***         Consent of KPMG Klynveld Peat Marwick Goerdeler SA.
        24.1**          Powers of Attorney (included on the signature pages of this registration statement).
        25.1**          Statement of Eligibility under the Trust Indenture Act of
                        1939, as amended, of JPMorgan Chase Bank, as trustee, under the indentures relating to Credit Suisse Group, as issuer, and the subordinated guarantee agreement.
        25.2**          Statement of Eligibility under the Trust Indenture Act of
                        1939, as amended, of JPMorgan Chase Bank, as trustee, under the indentures relating to Credit Suisse Group Finance
                        (Delaware) LLC I, as issuer, and Credit Suisse Group, as
                        guarantor.
        25.3**          Statement of Eligibility under the Trust Indenture Act of
                        1939, as amended, of Chase Manhattan Bank USA, National
                        Association, as trustee, under the trust agreement.


------------------------

* To be filed by amendment or incorporated by reference. Credit Suisse Group will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.


**  Previously filed.



*** Filed herewith.


ITEM 10. UNDERTAKINGS

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Credit Suisse Group pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) In the case of Credit Suisse Group, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, PROVIDED, that Credit Suisse Group includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Credit Suisse Group pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Credit Suisse Group's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described in Item 8 above or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on the 18th day of November, 2002.


                                                       CREDIT SUISSE GROUP

                                                       By:  /s/ DAVID P. FRICK
                                                            -----------------------------------------
                                                            Name: David P. Frick
                                                            Title:  General Counsel

                                                       By:  /s/ KIM FOX-MOERTL
                                                            -----------------------------------------
                                                            Name: Kim Fox-Moertl
                                                            Title:  Managing Director

                               POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Philip K. Ryan, David P. Frick and Kim Fox-Moertl, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to the Registration Statement on Form F-3 (including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 18th day of November, 2002.



                     SIGNATURE                                            TITLE
---------------------------------------------------  ------------------------------------------------
/s/ LUKAS MUHLEMANN
--------------------------------------------------   Chairman of the Board of Directors and Chief
Lukas Muhlemann                                      Executive Officer

/s/ PHILIP K. RYAN
--------------------------------------------------   Chief Financial Officer
Philip K. Ryan

/s/ PETER W. BACHMANN
--------------------------------------------------   Principal Accounting Officer
Peter W. Bachmann

                     SIGNATURE                                            TITLE
---------------------------------------------------  ------------------------------------------------
/s/ PETER BRABECK-LETMATHE
--------------------------------------------------   Vice Chairman of the Board of Directors
Peter Brabeck-Letmathe

/s/ WALTER B. KIELHOLZ
--------------------------------------------------   Vice Chairman of the Board of Directors
Walter B. Kielholz

/s/ THOMAS W. BECHTLER
--------------------------------------------------   Director
Thomas W. Bechtler

/s/ THOMAS D. BELL
--------------------------------------------------   Director
Thomas D. Bell

/s/ ROBERT H. BENMOSCHE
--------------------------------------------------   Director
Robert H. Benmosche

/s/ MARC-HENRI CHAUDET
--------------------------------------------------   Director
Marc-Henri Chaudet

/s/ AZIZ R.D. SYRIANI
--------------------------------------------------   Director
Aziz R.D. Syriani

/s/ ERNST TANNER
--------------------------------------------------   Director
Ernst Tanner

/s/ DANIEL L. VASELLA
--------------------------------------------------   Director
Daniel L. Vasella

CREDIT SUISSE FIRST BOSTON (USA), INC.               Authorized Representative in the United States


By:  /s/ GARY G. LYNCH
     ---------------------------------------
     Name: Gary G. Lynch
     Title: General Counsel

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guernsey, Channel Islands, on the 18th day of November, 2002.


                                                       CREDIT SUISSE GROUP FINANCE (DELAWARE) LLC I

                                                       By:  /s/ ANTHONY L. LE CONTE
                                                            -----------------------------------------
                                                            Name: Anthony L. Le Conte
                                                            Title: Chief Executive Officer and
                                                            President

                                                       By:  /s/ KENNETH C. WALLBRIDGE
                                                            -----------------------------------------
                                                            Name: Kenneth C. Wallbridge
                                                            Title: Company Secretary

                               POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Anthony L. Le Conte, Philip K. Ryan, David Meyerhoff and Kenneth C. Wallbridge, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to the Registration Statement on Form F-3 (including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                       NAME                                         TITLE                            DATE
---------------------------------------------------  ------------------------------------   ----------------------
              /s/ ANTHONY L. LE CONTE
     ----------------------------------------                  Chief Executive              November 18, 2002
                Anthony L. Le Conte                         Officer and President

                /s/ PHILIP K. RYAN
     ----------------------------------------                      Officer                  November 18, 2002
                  Philip K. Ryan

                /s/ DAVID MEYERHOFF
     ----------------------------------------                      Officer                  November 18, 2002
                  David Meyerhoff

             /s/ KENNETH C. WALLBRIDGE
     ----------------------------------------                 Company Secretary             November 18, 2002
               Kenneth C. Wallbridge

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guernsey, Channel Islands, on the 18th day of November, 2002.


                                            CREDIT SUISSE GROUP CAPITAL (DELAWARE) TRUST I

                                            By:   CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC I

                                                     By:  /s/ ANTHONY L. LE CONTE
                                                          --------------------------------------------
                                                          Name: Anthony L. Le Conte
                                                          Title:  Chief Executive Officer and President

                                                     By:  /s/ KENNETH C. WALLBRIDGE
                                                          --------------------------------------------
                                                          Name: Kenneth C. Wallbridge
                                                          Title:  Company Secretary


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                        NAME                                      TITLE                    DATE
-----------------------------------------------------  ---------------------------  ------------------
CREDIT SUISSE GROUP CAPITAL
(DELAWARE) LLC I                                                 Grantor            November 18, 2002


By:   /s/ ANTHONY L. LE CONTE
      --------------------------------------
      Name: Anthony L. Le Conte
      Title:  Chief Executive Officer and
            President

By:   /s/ KENNETH C. WALLBRIDGE
      --------------------------------------
      Name: Kenneth C. Wallbridge
      Title:  Company Secretary

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guernsey, Channel Islands, on the 18th day of November, 2002.


                                                  CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC I

                                                  By:  /s/ ANTHONY L. LE CONTE
                                                       ----------------------------------------------
                                                       Name: Anthony L. Le Conte
                                                       Title: Chief Executive Officer and President

                                                  By:  /s/ KENNETH C. WALLBRIDGE
                                                       ----------------------------------------------
                                                       Name: Kenneth C. Wallbridge
                                                       Title: Company Secretary

                               POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Anthony L. Le Conte, Philip K. Ryan, David Meyerhoff and Kenneth C. Wallbridge, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to the Registration Statement on Form F-3 (including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                        NAME                                      TITLE                   DATE
-----------------------------------------------------  ---------------------------  -----------------
               /s/ ANTHONY L. LE CONTE
     -------------------------------------------             Chief Executive        November 18, 2002
                 Anthony L. Le Conte                      Officer and President

                 /s/ PHILIP K. RYAN
     -------------------------------------------                 Officer            November 18, 2002
                   Philip K. Ryan

                 /s/ DAVID MEYERHOFF
     -------------------------------------------                 Officer            November 18, 2002
                   David Meyerhoff

              /s/ KENNETH C. WALLBRIDGE
     -------------------------------------------            Company Secretary       November 18, 2002
                Kenneth C. Wallbridge

                               INDEX TO EXHIBITS


EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
        1.1*            Form of Underwriting Agreement relating to Debt Securities.
        1.2*            Form of Underwriting Agreement relating to Warrants.
        1.3*            Form of Underwriting Agreement relating to Trust Preferred
                        Securities.
        1.4*            Form of Underwriting Agreement relating to Guaranteed Debt
                        Securities.
        4.1**           Form of Senior Indenture between Credit Suisse Group and
                        JPMorgan Chase Bank, as trustee.
        4.2**           Form of Subordinated Indenture between Credit Suisse Group and JPMorgan Chase Bank, as trustee.
        4.3**           Form of Senior Guaranteed Indenture among Credit Suisse
                        Group Finance (Delaware) LLC I, JPMorgan Chase Bank, as
                        trustee, and Credit Suisse Group, as guarantor.
        4.4**           Form of Subordinated Guaranteed Indenture among Credit
                        Suisse Group Finance (Delaware) LLC I, JPMorgan Chase Bank,
                        as trustee, and Credit Suisse Group, as guarantor.
        4.5**           Form of Amended and Restated Trust Agreement of Credit
                        Suisse Group Capital (Delaware) Trust I.
        4.6**           Limited Liability Company Agreement of Credit Suisse Group
                        Capital (Delaware) LLC I.
        4.7*            Form of Amended and Restated Limited Liability Company
                        Agreement of Credit Suisse Group Capital (Delaware) LLC I.
        4.8**           Form of Subordinated Guarantee Agreement in connection with trust preferred securities and company preferred securities.
        4.9**           Form of Senior Debt Security.
        4.10**          Form of Subordinated Debt Security.
        4.11**          Form of Senior Guaranteed Debt Security, including the form of Senior Guarantee endorsed thereon.
        4.12**          Form of Subordinated Guaranteed Debt Security, including the form of Subordinated Guarantee endorsed thereon.
        4.13**          Form of Trust Preferred Security (included in Exhibit 4.5).
        4.14*           Form of Company Preferred Security.
        4.15*           Form of Subordinated Note issued in connection with trust
                        preferred securities and company preferred securities.
        4.16*           Form of Debt Warrant Agreement for Warrants sold attached to
                        Debt Securities.
        4.17*           Form of Debt Warrant Agreement for Warrants sold alone.
        4.18*           Form of Universal Warrant Agreement.
        4.19*           Form of Equity Warrant Agreement.
        4.20            Form of share certificate (incorporated by reference to
                        Exhibit 2.2 to Credit Suisse Group's Registration Statement
                        on Form 20-F dated September 21, 2001).
        4.21**          Articles of Association (STATUTEN) of Credit Suisse Group as
                        of September 11, 2002.
        4.22            Form of Deposit Agreement among Credit Suisse Group,
                        Deutsche Bank Trust Company Americas, formerly Bankers Trust
                        Company, as depositary, and all holders and beneficial
                        owners from time to time of American Depositary Receipts
                        issued thereunder, including the Form of American Depositary
                        Receipt (incorporated by reference to Exhibit (a)(1) of the
                        Post-Effective Amendment No. 1 to the Registration Statement
                        on Form F-6 of Credit Suisse Group, Registration
                        No. 333-13926).
        4.23            Form of Supplemental Agreement No. 1 to Deposit Agreement
                        among Credit Suisse Group, Deutsche Bank Trust Company
                        Americas, formerly Bankers Trust Company, as depositary, and all holders and beneficial owners from time to time of
                        American Depositary Receipts issued thereunder, including
                        the Form of American Depositary Receipt (incorporated by
                        reference to Exhibit (a)(2) of the Post-Effective Amendment
                        No. 1 to the Registration Statement on Form F-6 of Credit
                        Suisse Group, Registration No. 333-13926).

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
        5.1**           Opinion of Cleary, Gottlieb, Steen & Hamilton.
        5.2**           Opinion of Homburger.
        5.3**           Opinion of Richards, Layton & Finger, P.A.
       23.1**           Consent of Cleary, Gottlieb, Steen & Hamilton (included in
                        Exhibit 5.1).
       23.2**           Consent of Homburger (included in Exhibit 5.2).
       23.3**           Consent of Richards, Layton & Finger, P.A. (included in
                        Exhibit 5.3).
       23.4***          Consent of KPMG Klynveld Peat Marwick Goerdeler SA.
       24.1**           Powers of Attorney (included on the signature pages of this registration statement).
       25.1**           Statement of Eligibility under the Trust Indenture Act of
                        1939, as amended, of JPMorgan Chase Bank, as trustee, under the indentures relating to Credit Suisse Group, as issuer, and the subordinated guarantee agreement.
       25.2**           Statement of Eligibility under the Trust Indenture Act of
                        1939, as amended, of JPMorgan Chase Bank, as trustee, under the indentures relating to Credit Suisse Group Finance
                        (Delaware) LLC I, as issuer, and Credit Suisse Group, as
                        guarantor.
       25.3**           Statement of Eligibility under the Trust Indenture Act of
                        1939, as amended, of Chase Manhattan Bank USA, National
                        Association, as trustee, under the trust agreement.


------------------------

* To be filed by amendment or incorporated by reference. Credit Suisse Group will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.


**  Previously filed.



*** Filed herewith.